                                                               Sub-Item 77Q1(e)

                    MASTER INTERGROUP SUB-ADVISORY CONTRACT

   This contract is made as of August 27, 2012 by and among Invesco Advisers, Inc. (the "Adviser") and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Limited, Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

   WHEREAS:

      A) The Adviser has entered into an investment advisory agreement with Invesco Van Kampen Trust for Investment Grade New York Municipals (the "Trust"), a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      B) The Adviser is authorized to delegate certain, any or all of its rights, duties and obligations under investment advisory agreements to sub-advisers, including sub-advisers that are affiliated with the Adviser;

      C) Each Sub-Adviser represents that it is registered with the U.S. Securities and Exchange Commission ("SEC") as an investment adviser under the Investment Advisers Act of 1940 ("Advisers Act") as an investment adviser, or will be so registered prior to providing any services to the Trust under this Contract, and engages in the business of acting as an investment adviser; and

      D) The Sub-Advisers and their affiliates have personnel in various locations throughout the world and have been formed in part for the purpose of researching and compiling information and recommendations on the economies of various countries and securities of issuers located in such countries or on various types of investments and investment techniques, and providing investment advisory services in connection therewith.

   NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. Appointment. The Adviser hereby appoints each Sub-Adviser as a sub-adviser of the Trust for the period and on the terms set forth herein. Each Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

      2. Duties as Sub-Adviser. Subject to paragraph 7 below, the Adviser may, in its discretion, appoint each Sub-Adviser to perform one or more of the following services with respect to all or a portion of the investments of the Trust. The services and the portion of the investments of the Trust to be advised or managed by each Sub-Adviser shall be as agreed upon from time to time by the Adviser and the Sub-Advisers. Each Sub-Adviser shall pay the salaries and fees of all personnel of such Sub-Adviser performing services for the Trust related to research, statistical and investment activities.

      (a) Investment Advice. If and to the extent requested by the Adviser, each Sub-Adviser shall provide investment advice to the Trust and the Adviser with respect to all or a portion of the investments of the Trust or with respect to various investment techniques, and in connection with such advice shall furnish the Trust and the Adviser with such factual information, research reports and investment recommendations as the Adviser may reasonably require.

      (b) Order Execution. If and to the extent requested by the Adviser, each Sub-Adviser shall place orders for the purchase and sale of portfolio securities or other investments for the Trust. In so doing, each Sub-Adviser agrees that it shall comply with paragraph 3 below.

      (c) Discretionary Investment Management. If and to the extent requested by the Adviser, each Sub-Adviser shall, subject to the supervision of the Trust's Board of Trustees (the "Board") and the Adviser, manage all or a portion of the investments of the Trust in accordance with the investment objectives, policies and limitations provided in the Trust's Registration Statement and such other limitations as the Trust or the Adviser may impose with respect to the Trust by notice to the applicable Sub-Adviser(s) and otherwise in accordance with paragraph 5 below. With respect to the portion of the investments of the Trust under its management, each Sub-Adviser is authorized to: (i) make investment decisions on behalf of the Trust with regard to any stock, bond, other security or investment instrument, including but not limited to foreign currencies, futures, options and other derivatives, and with regard to borrowing money; (ii) place orders for the purchase and sale of securities or other investment instruments with such brokers and dealers as the Sub-Adviser may select; and (iii) upon the request of the Adviser, provide additional investment management services to the Trust, including but not limited to managing the Trust's cash and cash equivalents and lending securities on behalf of the Trust. In selecting brokers or dealers to execute trades for the Trust, each Sub-Adviser will comply with its written policies and procedures regarding brokerage and trading, which policies and procedures shall have been approved by the Board. All discretionary investment management and any other activities of each Sub-Adviser shall at all times be subject to the control and direction of the Adviser and the Board.

      3. Broker-Dealer Relationships. Each Sub-Adviser agrees that, in placing orders with brokers and dealers, it will attempt to obtain the best net result in terms of price and execution. Consistent with this obligation, each Sub-Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who sell shares of the Trust or provide the Trust, the Adviser's other clients, or a Sub-Adviser's other clients with research, analysis, advice and similar services. Each Sub-Adviser may pay to brokers and dealers, in return for such research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to such Sub-Adviser determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser and such Sub-Adviser to the Trust and their other clients and that the total commissions or spreads paid by the Trust will be reasonable in relation to the benefits to the Trust over the long term. In no instance will portfolio securities be purchased from or sold to a Sub-Adviser, or any affiliated person thereof, except in accordance with the applicable securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever a Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Trust and one or more other accounts advised by such Sub-Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account.

      4. Books and Records. Each Sub-Adviser will maintain all required books and records with respect to the securities transactions of the Trust, and will furnish the Board and the Adviser with such periodic and special reports as the Board or the Adviser reasonably may request. Each Sub-Adviser hereby agrees that all records which it maintains for the Adviser are the property of the Adviser, and agrees to preserve for the periods prescribed by applicable law any records which it maintains for the Adviser and which are required to be maintained, and further agrees to surrender promptly to the Adviser any records which it maintains for the Adviser upon request by the Adviser.

      5. Further Duties.

      (a) In all matters relating to the performance of this Contract, each Sub-Adviser will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Trust and with the instructions and directions of the Adviser and the Board and will comply with the requirements of the 1940 Act, the rules, regulations, exemptive orders and no-action positions thereunder, and all other applicable laws and regulations.

      (b) Each Sub-Adviser shall maintain compliance procedures for the Trust that it and the Adviser reasonably believe are adequate to ensure compliance with the federal securities laws (as defined in Rule 38a-1 of the 1940 Act) and the investment objective(s) and policies as stated in the Trust's prospectus and statement of additional information. Each Sub-Adviser at its expense will provide the Adviser or the Trust's Chief Compliance Officer with such compliance reports relating to its duties under this Contract as may be requested from time to time. Notwithstanding the foregoing, each Sub-Adviser will promptly report to the Adviser any material violations of the federal securities laws (as defined in Rule 38a-1 of the 1940 Act) that it is or should be aware of or of any material violation of the Sub-Adviser's compliance policies and procedures that pertain to the Trust.

      (c) Each Sub-Adviser at its expense will make available to the Board and the Adviser at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Adviser and the Sub-Adviser, by telephone, in order to review the investment policies, performance and other investment related information regarding the Trust and to consult with the Board and the Adviser regarding the Trust's investment affairs, including economic, statistical and investment matters related to the Sub-Adviser's duties hereunder, and will provide periodic reports to the Adviser relating to the investment strategies it employs. Each Sub-Adviser and its personnel shall also cooperate fully with counsel and auditors for, and the Chief Compliance Officer of, the Adviser and the Trust.

      (d) Each Sub-Adviser will assist in the fair valuation of portfolio securities held by the Trust. The Sub-Adviser will use its reasonable efforts to provide, based upon its own expertise, and to arrange with parties independent of the Sub-Adviser such as broker-dealers for the provision of, valuation information or prices for securities for which prices are deemed by the Adviser or the Trust's administrator not to be readily available in the ordinary course of business from an automated pricing service. In addition, each Sub-Adviser will assist the Trust and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Trust at such times as the Adviser shall reasonably request, including but not limited to, the hours after the close of a securities market and prior to the daily determination of the Trust's net asset value per share.

      (e) Each Sub-Adviser represents and warrants that it has adopted a code of ethics meeting the requirements of Rule 17j-1 under the 1940 Act and the requirements of Rule 204A-1 under the Advisers Act and has provided the Adviser and the Board a copy of such code of ethics, together with evidence of its adoption, and will promptly provide copies of any changes thereto, together with evidence of their adoption. Upon request of the Adviser, but in any event no less frequently than annually, each Sub-Adviser will supply the Adviser a written report that (A) describes any issues arising under the code of ethics or procedures since the Sub-Adviser's last report, including but not limited to material violations of the code of ethics or procedures and sanctions imposed in response to the material violations; and
   (B) certifies that the procedures contained in the Sub-Adviser's code of ethics are reasonably designed to prevent "access persons" from violating the code of ethics.

      (f) Upon request of the Adviser, each Sub-Adviser will review draft reports to shareholders and other documents provided or available to it and provide comments on a timely basis. In addition, each Sub-Adviser and each officer and portfolio manager thereof designated by the Adviser will provide on a timely basis such certifications or sub-certifications as the Adviser may reasonably request in order to support and facilitate certifications required to be provided by the Trust's Principal Executive Officer and Principal Financial Officer and will adopt such disclosure controls and procedures in support of the disclosure controls and procedures adopted by the Trust as the Adviser, on behalf of the Trust, deems are reasonably necessary.

      (g) Unless otherwise directed by the Adviser or the Board, each Sub-Adviser will vote all proxies received in accordance with the Adviser's proxy voting policy or, if the Sub-Adviser has a proxy voting policy approved by the Board, the Sub-Adviser's proxy voting policy. Each Sub-Adviser shall maintain and shall forward to the Trust or its designated agent such proxy voting information as is necessary for the Trust to timely file proxy voting results in accordance with Rule 30b1-4 of the 1940 Act.

      (h) Each Sub-Adviser shall provide the Trust's custodian on each business day with information relating to all transactions concerning the assets of the Trust and shall provide the Adviser with such information upon request of the Adviser.

      6. Services Not Exclusive. The services furnished by each Sub-Adviser hereunder are not to be deemed exclusive and such Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of a Sub-Adviser, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

      7. Use of Subsidiaries and Affiliates. Each Sub-Adviser may perform any or all of the services contemplated hereunder, including but not limited to providing investment advice to the Trust pursuant to paragraph 2(a) above and placing orders for the purchase and sale of portfolio securities or other investments for the Trust pursuant to paragraph 2(b) above, directly or through such of its subsidiaries or other affiliates, including each of the other Sub-Advisers, as such Sub-Adviser shall determine; provided, however, that performance of such services through such subsidiaries or other affiliates shall have been approved, when required by the 1940 Act, by (i) a vote of a majority of the independent Trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of a party to this Contract, other than as Board members ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and/or (ii) a vote of a majority of that Trust's outstanding voting securities.

      8. Compensation.

      (a) The only fees payable to the Sub-Advisers under this Contract are for providing discretionary investment management services pursuant to paragraph 2(c) above. For such services, the Adviser will pay each Sub-Adviser a fee, computed daily and paid monthly, equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of the Trust as to which the Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(c) above for that month divided by the net assets of the Trust for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. This fee shall be reduced to reflect contractual or voluntary fee waivers or expense limitations by the Adviser, if any, in effect from time to time as set forth in paragraph 9 below. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Contract exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust, as reduced to reflect contractual or voluntary fee waivers or expense limitations by the Adviser, if any.

      (b) If this Contract becomes effective or terminates before the end of any month, the fees for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

      (c) If a Sub-Adviser provides the services under paragraph 2(c) above to the Trust for a period that is less than a full month, the fees for such period shall be prorated according to the proportion which such period bears to the applicable full month.

      9. Fee Waivers and Expense Limitations. If, for any fiscal year of the Trust, the amount of the advisory fee which such Trust would otherwise be obligated to pay to the Adviser is reduced because of contractual or voluntary fee waivers or expense limitations by the Adviser, the fee payable to each Sub-Adviser pursuant to paragraph 8 above shall be reduced proportionately; and to the extent that the Adviser reimburses the Trust as a result of such expense limitations, such Sub-Adviser shall reimburse the Adviser that proportion of such reimbursement payments which the fee payable to each Sub-Adviser pursuant to paragraph 8 above bears to the advisory fee under this Contract.

      10. Limitation of Liability of Sub-Adviser and Indemnification. No Sub-Adviser shall be liable for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Trust in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of such Sub-Adviser in the performance by such Sub-Adviser of its duties or from reckless disregard by such Sub-Adviser of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of a Sub-Adviser, who may be or become a Trustee, officer, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting with respect to any business of the Trust, to be rendering such service to or acting solely for the the Trust and not as an officer, partner, employee, or agent or one under the control or direction of such Sub-Adviser even though paid by it.

      11. Duration and Termination.

      (a) This Contract shall become effective with respect to each Sub-Adviser upon the later of the date hereabove written and the date that such Sub-Adviser is registered with the SEC as an investment adviser under the Advisers Act, if a Sub-Adviser is not so registered as of the date hereabove written; provided, however, that this Contract shall not take effect with respect to the Trust unless it has first been approved (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Trust's outstanding voting securities, when required by the 1940 Act.

      (b) Unless sooner terminated as provided herein, this Contract shall continue in force and effect until two years after its effective date determined in 11(a). Thereafter, if not terminated, with respect to each Fund, this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of that Fund.

      (c) Notwithstanding the foregoing, with respect to the Trust or any Sub-Adviser(s), this Contract may be terminated at any time, without the payment of any penalty, (i) by vote of the Board or by a vote of a majority of the outstanding voting securities of the Trust on sixty days' written notice to such Sub-Adviser(s); or (ii) by the Adviser on sixty days' written notice to such Sub-Adviser(s); or (iii) by a Sub-Adviser on sixty days' written notice to the Trust. Should this Contract be terminated with respect to a Sub-Adviser, the Adviser shall assume the duties and responsibilities of such Sub-Adviser unless and until the Adviser appoints another Sub-Adviser to perform such duties and responsibilities. Termination of this Contract with respect to one Sub-Adviser(s) shall not affect the continued effectiveness of this Contract with respect to any remaining Sub-Adviser(s). This Contract will automatically terminate in the event of its assignment.

      12. Amendment. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and, when required by the 1940 Act, no amendment of this Contract shall be effective until approved by vote of a majority of the Trust's outstanding voting securities.

      13. Notices. Any notices under this Contract shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and the Adviser shall be 1555 Peachtree Street, N.E., Atlanta, Georgia 30309. Until further notice to the other party, it is agreed that the address of each Sub-Adviser shall be set forth in Exhibit A attached hereto.

      14. Governing Law. This Contract shall be construed in accordance with the laws of the State of Texas and the 1940 Act. To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

      15. Multiple Sub-Advisory Agreements. This Contract has been signed by multiple parties; namely the Adviser, on one hand, and each Sub-Adviser, on the other. The parties have signed one document for administrative convenience to avoid a multiplicity of documents. It is understood and agreed that this document shall constitute a separate sub-advisory agreement between the Adviser and each Sub-Adviser with respect to the Trust, as if the Adviser and such Sub-Adviser had executed a separate sub-advisory agreement naming such Sub-Adviser as a sub-adviser to the Trust. With respect to any one Sub-Adviser, (i) references in this Contract to "a Sub-Adviser" or to "each Sub-Adviser" shall be deemed to refer only to such Sub-Adviser, and (ii) the term "this Contract" shall be construed according to the foregoing provisions.

      16. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Any question of interpretation of any term or provision of this Contract having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Contract is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

   IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                          INVESCO ADVISERS, INC.

                                          Adviser

                                          BY:     /s/ John M. Zerr
                                                  -----------------------------
                                          NAME:   John M. Zerr
                                          TITLE:  Senior Vice President

                                                               Sub-Item 77Q1(e)


INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH                       INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser                                                     Sub-Adviser

By: /s/ Christian Puschmann    /s/ Jens Langewand               By: /s/ G. J. Proudfoot
-----------------------------------------------------           -----------------------------------------------------
Name: Christian Puschmann          Jens Langewand               Name: G. J. Proudfoot
Title: Managing Director           Managing Director            Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED                        INVESCO AUSTRALIA LIMITED

Sub-Adviser                                                     Sub-Adviser

By: /s/ Masakazu Hasegawa                                       By:  /s/ Nick Burrell    /s/ Mick O'Brien
-----------------------------------------------------           -----------------------------------------------------
Name: Masakazu Hasegawa                                         Name: Nick Burrell           Mick O'Brien
Title: Managing Director                                        Title: Co Secretary          Chief Executive Officer

INVESCO HONG KONG LIMITED                                       INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser                                                     Sub-Adviser

By: /s/ Fanny Lee      /s/ Gracie Liu                           By: /s/ Jeffrey H. Kupor
-----------------------------------------------------           -----------------------------------------------------
Name: Fanny Lee            Gracie Liu                           Name: Jeffrey H. Kupor
Title: Director            Director                             Title: Secretary & General Counsel

INVESCO CANADA LTD.

Sub-Adviser

By: /s/ Eric Adelson
-----------------------------------------------------
Name: Eric Adelson
Title: Senior Vice President; Head of
       Legal-Canada; CCO; and Secretary

                                                               Sub-Item 77Q1(e)


                                   EXHIBIT A

                           ADDRESSES OF SUB-ADVISERS

Invesco Asset Management Deutschland GmbH
An der Welle 5, 1st Floor
Frankfurt, Germany 60322

Invesco Asset Management Limited
30 Finsbury Square
London, United Kingdom
EC2A 1AG
ENGLAND

Invesco Asset Management (Japan) Limited
Roppongi Hills Mori Tower 14F
6-10-1 Roppongi, Minato-ku, Tokyo 106-6114

Invesco Australia Limited
333 Collins Street, Level 26
Melbourne Victoria 3000, Australia

Invesco Hong Kong Limited
32nd Floor
Three Pacific Place
1 Queen's Road East
Hong Kong

Invesco Senior Secured Management, Inc.
1166 Avenue of the Americas, 27th Floor
New York, NY 10036
USA

Invesco Canada Ltd.
5140 Yonge Street
Suite 900
Toronto, ON, M2N 6X7

                                                               Sub-Item 77Q1(e)

                     MASTER INVESTMENT ADVISORY AGREEMENT

   THIS AGREEMENT is made this 27th day of August, 2012, by and between Invesco Van Kampen Trust for Investment Grade New York Municipals, a Delaware statutory trust (the "Trust"), and Invesco Advisers, Inc., a Delaware corporation (the "Adviser").

                                   RECITALS

   WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company;

   WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as an investment Adviser and engages in the business of acting as an investment adviser;

   WHEREAS, the Trust and the Adviser desire to enter into an agreement to provide for investment advisory services to the Trust upon the terms and conditions hereinafter set forth;

   NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

      1. Advisory Services. The Adviser shall act as investment adviser for the Trust and shall, in such capacity, supervise all aspects of the Trust's operations, including the investment and reinvestment of cash, securities or other properties comprising the Trust's assets, subject at all times to the policies and control of the Board of Trustees. The Adviser shall give the Trust the benefit of its best judgment, efforts and facilities in rendering its services as investment advisor.

      2. Investment Analysis and Implementation. In carrying out its obligations under Section 1 hereof, the Adviser shall:

          (a) supervise all aspects of the operations of the Trust;

          (b) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Trust, and whether concerning the individual issuers whose securities are included in the assets of the Trust or the activities in which such issuers engage, or with respect to securities which the Adviser considers desirable for inclusion in the Trust's assets;

          (c) determine which issuers and securities shall be represented in the Trust's investment portfolios and regularly report thereon to the Board of Trustees;

          (d) formulate and implement continuing programs for the purchases and sales of the securities of such issuers and regularly report thereon to the Board of Trustees; and

          (e) take, on behalf of the Trust, all actions which appear to the Trust necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including but not limited to the placing of orders for the purchase and sale of securities for the Trust.

      3. Securities Lending Duties and Fees. The Adviser agrees to provide the following services in connection with the securities lending activities of the Trust: (a) oversee participation in the securities lending program to ensure compliance with all applicable regulatory and investment guidelines;
   (b) assist the securities lending agent or principal (the "Agent") in determining which specific securities are available for loan; (c) monitor the Agent to ensure that securities loans are effected in accordance with the Adviser's instructions and with procedures adopted by the Board of Trustees; (d) prepare appropriate periodic reports for, and seek appropriate approvals from, the Board of Trustees with respect to securities lending activities; (e) respond to Agent inquiries; and (f) perform such other duties as necessary.

      As compensation for such services provided by the Adviser in connection with securities lending activities, the Trust shall pay the Adviser a fee equal to 25% of the net monthly interest or fee income retained or paid to the Trust from such activities.

      4. Delegation of Responsibilities. The Adviser is authorized to delegate any or all of its rights, duties and obligations under this Agreement to one or more sub-advisers, and may enter into agreements with sub-advisers, and may replace any such sub-advisors from time to time in its discretion, in accordance with the 1940 Act, the Advisers Act, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the Securities and Exchange Commission ("SEC"), and if applicable, exemptive orders or similar relief granted by the SEC and upon receipt of approval of such sub-advisors by the Board of Trustees and by shareholders (unless any such approval is not required by such statutes, rules, regulations, interpretations, orders or similar relief).

      5. Independent Contractors. The Adviser and any sub-advisers shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed to be an agent of the Trust.

      6. Control by Board of Trustees. Any investment program undertaken by the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Adviser on behalf of the Funds, shall at all times be subject to any directives of the Board of Trustees.

      7. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:

          (a) all applicable provisions of the 1940 Act and the Advisers Act and any rules and regulations adopted thereunder;

          (b) the provisions of the registration statement of the Trust, as the same may be amended from time to time under the Securities Act of 1933 and the 1940 Act;

          (c) the provisions of the Declaration of Trust, as the same may be amended from time to time;

          (d) the provisions of the by-laws of the Trust, as the same may be amended from time to time; and

          (e) any other applicable provisions of state, federal or foreign law.

      8. Broker-Dealer Relationships. The Adviser is responsible for decisions to buy and sell securities for the Trust, broker-dealer selection, and negotiation of brokerage commission rates.

          (a) The Adviser's primary consideration in effecting a security transaction will be to obtain the best execution.

          (b) In selecting a broker-dealer to execute each particular transaction, the Adviser will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and the difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Trust on a continuing basis. Accordingly, the price to the Trust in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the fund execution services offered.

          (c) Subject to such policies as the Board of Trustees may from time to time determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a broker or dealer that provides brokerage and research services to the Adviser an amount of commission for effecting a fund investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Trust, and to other clients of the Adviser as to which the Adviser exercises investment discretion. The Adviser is further authorized to allocate the orders placed by it on behalf of the Trust to such brokers and dealers who also provide research or statistical material, or other services to the Trust, to the Adviser, or to any sub-adviser. Such allocation shall be in such amounts and proportions as the Adviser shall determine and the Adviser will report on said allocations regularly to the Board of Trustees indicating the brokers to whom such allocations have been made and the basis therefor.

          (d) With respect to the Trust, to the extent the Adviser does not delegate trading responsibility to one or more sub-advisers, in making decisions regarding broker-dealer relationships, the Adviser may take into consideration the recommendations of any sub-adviser appointed to provide investment research or advisory services in connection with the Trust, and may take into consideration any research services provided to such sub-adviser by broker-dealers.

          (e) Subject to the other provisions of this Section 8, the 1940 Act, the Securities Exchange Act of 1934, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the SEC, any exemptive orders issued by the SEC, and any other applicable provisions of law, the Adviser may select brokers or dealers with which it or the Trust are affiliated.

      9. Compensation. The compensation that the Trust shall pay the Adviser is set forth in Appendix A attached hereto.

      10. Expenses of the Trust. All of the ordinary business expenses incurred in the operations of the Trust and the offering of its shares shall be borne by the Trust unless specifically provided otherwise in this Agreement. These expenses borne by the Trust include but are not limited to brokerage commissions, taxes, legal, accounting, auditing, or governmental fees, the cost of preparing share certificates, custodian, transfer and shareholder service agent costs, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustees and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Trust in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Trust's shareholders.

      11. Services to Other Companies or Accounts. The Trust understands that the Adviser now acts, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as investment manager or adviser to other investment companies, including any offshore entities, or accounts, and the Trust has no objection to the Adviser so acting, provided that whenever the Trust and one or more other investment companies or accounts managed or advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Trust recognizes that in some cases this procedure may adversely affect the size of the positions obtainable and the prices realized for the Trust.

      12. Non-Exclusivity. The Trust understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. The Trust further understands and agrees that officers or directors of the Adviser may serve as officers or trustees of the Trust, and that officers or trustees of the Trust may serve as officers or directors of the Adviser to the extent permitted by law; and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

      13. Effective Date, Term and Approval. This Agreement shall become effective with respect to the Trust, if approved by the shareholders of the Trust, on the date indicated above. If so approved, this Agreement shall thereafter continue in force and effect until two years after the date indicated above, and may be continued from year to year thereafter, provided that the continuation of the Agreement is specifically approved at least annually:

          (a) (i) by the Board of Trustees or (ii) by the vote of "a majority of the outstanding voting securities" of the Trust (as defined in Section 2(a)(42) of the 1940 Act); and

          (b) by the affirmative vote of a majority of the trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

      14. Termination. This Agreement may be terminated as to the Trust at any time, without the payment of any penalty, by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust, or by the Adviser, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act.

      15. Amendment. No amendment of this Agreement shall be effective unless it is in writing and signed by the party against which enforcement of the amendment is sought.

      16. Liability of Adviser and Trust. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser or any of its officers, directors or employees, the Adviser shall not be subject to liability to the Trust or to the Funds or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

      17. Liability of Shareholders. Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Trust individually but are binding only upon the assets and property of the Trust and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as shareholders of private corporations for profit.

      18. Notices. Any notices under this Agreement shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and the Adviser shall be 1555 Peachtree Street, N.E., Atlanta, Georgia 30309.

      19. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Subject to the foregoing, this Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Texas.

      20. License Agreement. The Trust shall have the non-exclusive right to use the name "Invesco" to designate any current or future series of shares only so long as Invesco Advisers, Inc. serves as investment manager or adviser to the Trust with respect to such series of shares.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

                                            INVESCO VAN KAMPEN TRUST FOR
                                            INVESTMENT GRADE NEW YORK MUNICIPALS

Attest:

/s/ Peter A. Davidson                       By:        /s/ John M. Zerr
----------------------                                 ----------------------
 Assistant Secretary                        Name:      John M. Zerr
(SEAL)                                      Title:     Senior Vice President

Attest:                                     INVESCO ADVISERS, INC.

/s/ Peter A. Davidson                       By:        /s/ John M. Zerr
----------------------                                 ----------------------
 Assistant Secretary                        Name:      John M. Zerr
(SEAL)                                      Title:     Senior Vice President

                                  APPENDIX A

                          COMPENSATION TO THE ADVISER

   The Trust shall pay the Adviser, out of its assets, as full compensation for all services rendered, an advisory fee for the Trust set forth below. Such fee shall be calculated by applying the following annual rates to the average daily managed assets of the Trust for the calendar year.

 TRUST NAME                                       ADVISORY FEE RATE
 ----------                             -------------------------------------
 Invesco Van Kampen Trust for                  .55% on managed assets
   Investment Grade New York Municipals

"Managed assets" for this purpose means the Trust's net assets, plus assets attributable to outstanding preferred shares and the amount of any borrowings incurred for the purpose of leverage (whether or not such borrowed amounts are reflected in the Trust's financial statements for purposes of generally accepted accounting principles).